Exhibit 10.1

Effective as of 5/19/2021

SUMMARY OF ANNUAL NON-MANAGEMENT DIRECTOR COMPENSATION

I.Board Members (Other than the Lead Director)

A.Annual Cash Compensation

Annual Cash Retainer:	$125,000

Additional Cash Retainer for Chairs of Audit Committee and Compensation Committee:	$25,000

Additional Cash Retainer for Chairs of Nominating and Corporate Governance Committee, Science and Technology Committee and Strategy and Finance Committee:	$20,000

B.Equity Compensation

Annual equity grants are made upon the recommendation of the Compensation Committee.

II.Lead Director

A.Annual Cash Compensation

Annual Cash Retainer:	$165,000

B.Equity Compensation

Annual equity grants are made upon the recommendation of the Compensation Committee.

III.Travel Expenses

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings.